CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 20, 2014, relating to the financial statements and financial highlights, which appear in the April 30, 2014 Annual Reports to Shareholders of Columbia AMT-Free California Intermediate Muni Bond Fund (formerly known as Columbia California Intermediate Municipal Bond Fund), Columbia AMT-Free Georgia Intermediate Muni Bond Fund (formerly known as Columbia Georgia Intermediate Municipal Bond Fund), Columbia AMT-Free Maryland Intermediate Muni Bond Fund (formerly known as Columbia Maryland Intermediate Municipal Bond Fund), Columbia AMT-Free North Carolina Intermediate Muni Bond Fund (formerly known as Columbia North Carolina Intermediate Municipal Bond Fund), Columbia AMT-Free South Carolina Intermediate Muni Bond Fund (formerly known as Columbia South Carolina Intermediate Municipal Bond Fund), Columbia AMT-Free Virginia Intermediate Muni Bond Fund (formerly known as Columbia Virginia Intermediate Municipal Bond Fund) and Columbia Short Term Municipal Bond Fund (seven of the funds constituting Columbia Funds Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 27, 2014